BRITISH COLUMBIA
The Best Place on Earth

Ministry of Finance
BC Registry Services

Mailing Address:
PO BOX 9431 Stn Prov Govt.
Victoria BC V8W 9V3
www.corporateonline.gov.bc.ca

Location:
2nd Floor - 940 Blanshard St.
Victoria BC
250 356-8626

CERTIFIED COPY
Of a Document filed with the Province of British Columbia Registrar of Companies

RON TOWNSHEND
December 2, 2008

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: December 2, 2008 03:16 PM Pacific Time

Incorporation Number: **C0826654**

Recognition Date and Time: Continued into British Columbia on June 2, 2008 10:23 AM Pacific Time

NOTICE OF ARTICLES

Name of Company:

TARSIS CAPITAL CORP.

REGISTERED OFFICE INFORMATION

Mailing Address:
950-1199 WEST HASTINGS STREET
VANCOUVER, BC BC V6E 3T5
CANADA

Delivery Address:
950-1199 WEST HASTINGS STREET
VANCOUVER, BC BC V6E 3T5
CANADA

RECORDS OFFICE INFORMATION

Mailing Address:
950-1199 WEST HASTINGS STREET
VANCOUVER, BC BC V6E 3T5
CANADA

Delivery Address:
950-1199 WEST HASTINGS STREET
VANCOUVER, BC BC V6E 3T5
CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
Carlson, Gerald

Mailing Address:
1740 ORCHARD WAY
WEST VANCOUVER BC V7V 4E8
CANADA

Delivery Address:
1740 ORCHARD WAY
WEST VANCOUVER BC V7V 4E8
CANADA

Last Name, First Name, Middle Name:
Blythe, Marc

Mailing Address:
5342 MALASPINA PI
NORTH VANCOUVER BC V7R 4M1
CANADA

Delivery Address:
5342 MALASPINA PI
NORTH VANCOUVER BC V7R 4M1
CANADA

Last Name, First Name, Middle Name:
Lindsay, Craig T

Mailing Address:
4867 COLLINGWOOD STREET
VANCOUVER BC V6S 2B5
CANADA

Delivery Address:
409 GRANVILLE STREET
#350
VANCOUVER BC V6C 1T2
CANADA

Last Name, First Name, Middle Name:
Graham, Richard

Mailing Address:
3816 RICHMOND STREET
PORT COQUITLAM BC V3B 3E8
CANADA

Delivery Address:
3816 RICHMOND STREET
PORT COQUITLAM BC V3B 3E8
CANADA

AUTHORIZED SHARE STRUCTURE

1.	No Maximum	Common Shares	Without Par Value Without Special Rights or Restrictions attached